Exhibit 23
                                                              ----------


              CONSENT OF LAZAR, LEVINE & FELIX LLP

               We consent to the incorporation by reference of our report dated December 16, 1999 with respect to the consolidated financial statements and notes thereto of Touchstone Applied Science Associates, Inc. included in its Annual Report (Form 10-KSB) for the fiscal year ended October 31, 1999 filed with the Securities and Exchange Commission into (i) the Company's Registration Statement on Form S-3 (SEC File No. 333-27659), (ii) the Company's Registration Statement on Form S-8 (SEC File No. 333-424), and (iii) the Company's Registration Statement on Form S-3 (SEC File No. 333-75377).



                                 LAZAR, LEVINE & FELIX LLP



  New York, New York
  January 31, 2000